AGREED FORM OF
                         --------------
            FULLY DISCLOSED CORRESPONDENT AGREEMENT
            ---------------------------------------

JWGenesis Clearing Corp. and Fiserv Correspondent Services, Inc.
(collectively referred to herein as "FCSI") and [fill in name of Broker-Dealer] ("Correspondent") mutually agree as follows:

1. Purpose
   --------
The purpose of this Agreement is to set forth the terms and conditions under which FCSI will provide clearing, execution and other securities services on a fully disclosed basis.

FCSI is registered as a broker/dealer with the Securities and Exchange Commission ("SEC") and is a member of the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange, Inc. ("ASE") (Associate), and the National Association of Securities Dealers, Inc. ("NASD").

Correspondent represents that it is a broker/dealer registered with the SEC and is a member in good standing of the NASD.

FCSI represents that it meets all requirements of the SEC to function as a clearing broker/dealer and desires to enter into such an Agreement and to maintain customer accounts on behalf of Correspondent.

2. Relationship Between the Parties
   --------------------------------
Correspondent shall not hold itself out to the public as an employee, partner, or agent of FCSI either orally or in writing. Further, this Agreement shall not be construed as creating a partnership or joint venture. Correspondent shall inform each of its customers, in writing, of the general nature of the services to be performed by FCSI as more specifically set forth herein, and of the nature of the relationship with FCSI created hereby. Said writing shall be in the form set forth in Exhibit A, attached hereto and incorporated herein by reference. The format or content of Exhibit A may be revised at the sole discretion of FCSI from time to time to insure compliance with the various laws and regulations currently in effect at the time of said revision. In addition, the parties intend to discuss and possibly substitute another form of Customer Agreement, which form shall be mutually acceptable to the parties. For the purposes of SIPA and the SEC's financial responsibility rules, customers are customers of FCSI and not the Correspondent. Nothing herein shall cause Correspondent customers to be construed or interpreted as customers of FCSI's for any other purpose, or to negate the intent of any other section of this Agreement, including, but not limited to, the delineation of responsibilities as set forth elsewhere in this Agreement.

Furthermore, FCSI reiterates its responsibility of distributing account statements directly to your customers. Each statement will contain the name and telephone number of an FCSI representative who a customer may contact regarding the customer's account. The account statement will indicate that assets are held with FCSI and not the Correspondent.

As long as Correspondent maintains its headquarters in South Florida and during the term of this Agreement, FCSI agrees to maintain a presence in the same city as Correspondent's headquarters. For the purposes of this Agreement, the term "presence" shall mean that Fiserv shall maintain at a minimum a Liaison Correspondent Service Desk staffed with a minimum of 2.5 persons for each 100,000 of trades (on an annual basis calculated on the total combined transactions of all of the affiliates and subsidiaries during the prior twelve months).

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For a period of two years from the date on which Correspondent is fully converted to the systems of FCSI, FCSI will not effect any other such conversion(s) (the term "any other conversion(s)" as used here shall mean a change that requires a change of customer account numbers and/or a change of customer account forms and agreements, excluding any customer account agreement changes that apply to all broker-dealers as a result of a regulatory rule change and excluding any changes described in paragraph 2 above). In the event any other non-permitted conversion(s) is effected within said two year period, FCSI shall provide Correspondent with the clearing services under this Agreement at a 50% reduction of the then in effect clearance services fee per transaction for the three month period following the conversion in issue.

In the event that it is necessary for FCSI to effect a conversion of Correspondent's business within two years form the date on which Correspondent is fully converted to the systems of FCSI, the fee reduction specified in the paragraph just above shall not apply if such conversion results from failures related to Y2K issues beyond its control.

3. Services to be Performed by FCSI
   --------------------------------
FCSI hereby agrees to perform the following services for
Correspondent:
 a) Clear transactions for Correspondent involving OTC securities, listed securities, mutual funds, annuities, bonds and options (no commodities);

 b) Execute orders for Correspondent's customers, but only insofar as such orders are transmitted to FCSI;

 c) Prepare and mail at FCSI's expense confirmations of transactions to customers of Correspondent on forms designed by FCSI in its reasonable discretion;

 d) Prepare and mail at FCSI's expense monthly statements of customer accounts directly to Correspondent's customers. The customer monthly statements will disclose the relationship of the parties and the name and phone number of an individual at FCSI that clients may contact regarding their account;

 e) Confirmations, statements, and notices relating to the accounts of Correspondent and its customers will be prepared by FCSI with Correspondent's logo prominently displayed and FCSI in small print as clearing broker. Copies of all customer statements, confirms, notices, and other documents will be provided to Correspondent in electronic or in hard copy form, at Correspondent's option, at Correspondent's principal place of business.

 f) Settle contracts and transactions in securities (i) between Correspondent and its customers, and (ii) between Correspondent and third person;

 g) Engage in all cashiering functions for Correspondent's customer accounts including receipt and delivery of securities purchased, sold, borrowed and loaned, making and receiving payment therefore, holding in custody and safekeeping all securities and cash so received in a manner determined by FCSI, handling of margin and option accounts, receipt of dividends and the processing of exchange offers, rights offerings and tender offers;

 h) Correspondent (when Correspondent is JW Genesis Securities, Inc. or a successor) shall have check writing privileges, and checks for JW Genesis Securities, Inc.'s customers shall be drawn on a Florida bank, which bank shall be mutually agreeable to FCSI and Correspondent.

 i) Construct and maintain books and records of all transactions executed and cleared through FCSI as may from time to time be

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     required by the SEC and NASD.  However, FCSI shall not maintain those books and records specifically charged to Correspondent as set forth in Section 4 hereinafter;

 j) Provide Correspondent with a Summary of Compliance and Operational Procedures which shall establish the specific manner in which transactions will be executed and cleared by FCSI. The procedures currently in effect at the time of execution of this Agreement are attached hereto as Exhibit B, and are incorporated herein by reference. From time to time, FCSI may, in its reasonable discretion, revise the said procedures to comply with and conform to the various laws and regulations in effect at the time of revision. Correspondent agrees to abide by the said procedures that may be promulgated;

 k) Provide the Correspondent with a daily requirement report for its customers' accounts and FCSI will provide the Correspondent with a commission summary for each account executive on a daily basis in electronic media or in hard copy form, at Correspondent's option;

 l) Process and transfer all securities and accounts upon request from Correspondent;

 m) Notify, handle and process exchange/tender offers, rights, warrants and redemptions;

 n) Recognize that compliance with Regulation T is the responsibility of the customer, and ultimately the Correspondent, and in the event both parties fail to act, FCSI bears ultimate responsibility for compliance with Regulation T. Any cost associated with compliance with Regulation T on behalf of the Correspondent, or the customer, will be paid by Correspondent;

 o) Provide mutually agreeable and acceptable Internet access and services to Correspondent and its customers and registered representatives, related to the matters described herein. Any custom or additional development required by Correspondent of FCSI shall be charged to Correspondent at a cost as mutually agreed upon between FCSI and Correspondent. The Internet access shall be provided at no cost until FSCI implements a charge on internet access to all of its correspondents, in which case, the charge to Correspondent shall be no higher than the lowest such charge and competitive in the industry.

     FSCI will subscribe to and provide a data feed to Correspondent for the ADP Prospectus Plus service, or a service of equal or better quality, for the furnishing of prospectuses to Correspondent's customers when Correspondent participates in an underwriting or registered secondary offering or handles options transactions or other transactions which require a disclosure document.

     FSCI shall provide Correspondent such additional data feeds as may be reasonably necessary for Correspondent's business and mutually agreed upon by FCSI and Correspondent.

 p) FSCI shall perform a computation for proprietary accounts of introducing brokers (PAIB) assets for the proprietary accounts of all of its introducing brokers and maintain a separate special PAIB reserve account in accordance with the customer reserve computation set forth in SEC Rule 15c3-3 and the modifications and exclusions thereto as set forth in the SEC's No Action Letter thereon.

4. Services Not to be Performed by FCSI
   ------------------------------------

Unless otherwise agreed in writing executed by the parties, FCSI will not engage in any of the following services on behalf of
Correspondent:

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a) Accounting, bookkeeping, record keeping, cashiering or other services for any transaction not involving a security including, but not limited to commodities;

b) Preparation of Correspondent's payroll records, financial statements or any analysis thereof;

c) Preparation or issuance of checks in payment of expenses of the Correspondent, other than expenses incurred by FCSI on behalf of Correspondent pursuant to the terms of this Agreement;

d)  Payment of commissions to Correspondent's salesmen;

e) Making or filing of reports to the SEC, NASD, state securities commission or any securities exchange on behalf of Correspondent. Notwithstanding the foregoing, FCSI will, at Correspondent's request, furnish information from FCSI's records not otherwise available for use by Correspondent;

f) Supervision of Correspondent's activities to insure that Correspondent is complying with the rules and regulations enacted and/or promulgated from time to time by the Federal Government, various state governments, NASD and the various securities exchanges.
    Further, Correspondent will be responsible for, will pay, and will fully indemnify and hold FCSI harmless from all losses, claims, actions and expenses, including attorney's fees and costs, which arise by reason of Correspondent's failure to comply with any of the foregoing statutes, regulations or rules;

g)  Furnishing of prospectus to Correspondent's customers when
    Correspondent participates in an underwriting or registered secondary offering or handles options transactions which require a disclosure document;

h) Investigation of the facts surrounding any transactions FCSI may have with Correspondent on a principal or agency basis or that Correspondent may have with its customers or third parties;

i) Accept responsibility for the approval and monitoring of customer accounts and/or orders;

j) Accept responsibility for the supervision of the Correspondent's customer accounts and customer orders;

k) Offer investment advice to Correspondent's customers. Research reports generated by FCSI and/or third party providers are available under separate contract.

5. Information to be Provided by Correspondent
   -------------------------------------------
The following information will be promptly provided to FCSI by
Correspondent:
 a) Notification in writing of the commencement of any investigation, administrative proceeding, civil action, or criminal action relating to Correspondent's securities business filed against Correspondent, its agents or employees, including a copy of all subpoenas, complaints or petitions pertaining thereto, provided however that no private civil action or arbitration must be disclosed unless the same asserts claims totaling at least $100,000, to the extent that such claims are not covered by Correspondent's errors and omissions insurance policies.

 b) Notification in writing of any instance in which Correspondent's net capital drops below the minimum then required by SEC Rule 15c3-1;
 c) Basic data and records, including but not limited to, copies of records of any receipts of customer's funds and securities received directly by Correspondent, as shall be necessary to

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   permit FCSI to discharge its service obligations hereunder and which will be compatible with the requirements of FCSI's bookkeeping system;

 d) Notification in writing of any discretionary account, either full or partial, established by Correspondent. Further, Correspondent will, prior to executing transactions in the account, provide FCSI with copies of documents satisfactory to FCSI and executed by the customer which establish the discretionary authority. Correspondent represents and warrants that its procedures require that all orders executed through FCSI will be in accordance with its customer's instructions unless notification required by this section has been made by Correspondent, and Correspondent shall maintain in effect and follow such procedures.

6. Establishment of New Customer Accounts
   --------------------------------------
FCSI and the Correspondent agree that new customer accounts will be established in accordance with guidelines as follows:

 a)  Cash Accounts
     Correspondent will furnish to FCSI, for each new account opened through FCSI's New Accounts Department services, a New Account Data Sheet on a form acceptable to FCSI and which contains all information required thereon at the time submitted. Said sheets will be submitted to FCSI within five (5) days from the date that a new account number is assigned.

     Correspondent will be responsible for obtaining from the customer, within thirty (30) days from the date the account is opened, all documents required due to the nature or type of the account. If the required documents are not submitted, the account will be restricted for trading purposes until they are received.

     New accounts opened through FCSI's New Accounts Department services will not be processed by FCSI for the purpose of this Agreement until the required New Account Data Sheet is properly completed and signed by the salesman and principal of Correspondent. Prior to such receipt by FCSI, transactions executed in said new accounts may be terminated by FCSI for any reason and any loss incurred thereby will be borne by Correspondent, and any credit balance shall inure to Correspondent.

     Subsequent to receipt of the New Account Data Sheet (if applicable) and applicable documents, transactions may be terminated by FCSI for an apparent violation of any law, regulation or rule then in effect, either by the customer or the Correspondent, with any loss incurred borne by Correspondent, and any resulting credit balance inuring to Correspondent.

     Correspondent has ultimate responsibility for obtaining account documentation and all documents received by FCSI will be maintained by FCSI. FCSI will make available to Correspondent all new account documents and account statements, at on microfiche, electronically, or in hard copy form, at Correspondent's principal place of business.

 b)  Margin Accounts
     Correspondent will comply with the requirements set forth in Paragraph 6 (a) when establishing a margin account. The Correspondent's customer is responsible for the maintenance of proper margin. FCSI is responsible to give proper and timely notice of initial margin and maintenance requirements pursuant to the margin Agreement with the customer. If the Correspondent's client fails to maintain proper margin, the Correspondent is responsible for the sellout and any deficit that may remain in the account.
     FCSI charges the Correspondent's customers applicable margin interest on debit balances and the Correspondent's customers are responsible for payment of the interest. FCSI is responsible for

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     and maintains the right to hypothecate the Correspondent's customers' securities.

 c)  Option Accounts
     Correspondent will comply with the requirements set forth in Paragraph 6(a) when establishing an option account.

7. Receipt and Delivery of Money and Securities
   --------------------------------------------
The parties agree that Correspondent shall have the following duties and responsibilities regarding its receipt and delivery of money and securities:

 a) Correspondent agrees to promptly deliver to FCSI, or to a designated account of FCSI, any and all cash remittances and/or securities received from customers;

 b) Concurrently with the delivery of funds or securities, Correspondent will provide FCSI with such information as may be relevant and necessary to enable FCSI to record said funds/securities in the appropriate accounts;
 c) Correspondent agrees to make payment to FCSI, or to a designated account of FCSI, for securities purchased, and to make delivery of securities sold both for its account and for the accounts of its customers, on or before settlement date. For this purpose, payment and delivery by settlement date shall mean payment and delivery in accordance with the requirements of the various regulatory authorities, including but not limited to, the Federal Reserve Board, SEC and NASD.

 d) Correspondent will insure that securities delivered by it and/or by its customers are in good deliverable form, and FCSI reserves the right to refuse securities not in good deliverable form. If monetary loss results from the failure of Correspondent, or from its customers, to either make prompt payment or deliver securities in good deliverable form, Correspondent will promptly pay to FCSI the amount of such loss, as more fully set forth in Exhibit B, attached hereto;

 e) Correspondent agrees to comply with provisions of Rule 144 for the sale of restricted stock. FCSI will assist the Correspondent in clearing Rule 144 restricted stock for an agreed-upon fee.

8. Duties of Correspondent with Respect to Customer Accounts
   ---------------------------------------------------------
The parties agree that Correspondent shall have the following duties and responsibilities regarding its dealing with its customers:

 a) Correspondent will learn all of the essential facts relative to every customer, order, cash or initial margin account, and every person holding power of attorney over any customer account processed by Correspondent;

     Correspondent will adopt and follow due procedures to determine all of the facts necessary to comply with all rules, regulations and laws governing transactions effected in customer accounts, including but not limited to the suitability of all transactions, the authenticity of all orders, and the genuineness of all certificates, documents, papers and signatures submitted by Correspondent, its employees, agents or customers;

 c) Correspondent will adopt and follow due procedures to assure compliance with all federal, exchange, NASD and state rules, regulations and laws pertaining to customers and customer accounts by itself, its agents and employees. This shall include, but not be limited to the NASD Rules of Fair Practice and the attendant Policies and Interpretations of the Board of Governors. It is

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     specifically the responsibility of the Correspondent to comply with the terms of NYSE Rule 407. The approval or rejection of a customer account is the responsibility of the Correspondent;

 d) In the event this Agreement is terminated for any reason, Correspondent will pay to FCSI such reasonable amounts as FCSI may determine are necessary to ship securities and credit balances to customers or otherwise dispose of said funds and securities. FCSI may, at its option, withhold such sums from any monies owing Correspondent at the time this Agreement is terminated.

9. Acceptance and Execution of Orders
   ----------------------------------
FCSI and the Correspondent agree that the acceptance and execution of orders will be in accordance with the following guidelines:

 a) It is the responsibility of the Correspondent to assure itself that the order is correct prior to entry;

 b) It is the option of FCSI in its reasonable discretion to accept or reject the order.

 c) Any errors in execution of the order shall be the responsibility of the party at fault;

 d) The procedure for proper transmission of an order to FCSI is as follows:

   1)     Correspondent's trading desk accepts the order;

   2) Correspondent's trading desk telephones the order to the FCSI trading desk;

   3) FCSI's trading desk repeats the details of the order to Correspondent's trading desk for approval;

   4)     FCSI's trading desk enters the order;

   5) FCSI's trading desk notifies Correspondent's trading desk upon execution of the order or receipt of a "nothing done".

 e)   The procedure for trades "done away" is as follows:

   1) Correspondent executes order designating Correspondent as executing (minor) broker and FCSI (symbol FSRV) as clearing (major) broker.

   2) Correspondent bills the executed order by entering the order into an SIS terminal, and entering the transaction into the Automatic Confirmation Transaction system (A.C.T.), or;

   3) Correspondent transmits the executed order with all pertinent details, via facsimile or physical ticket, to FCSI for billing by the Operations Department.

 f) FCSI reserves the right to rescind or DK (Don't Know) any transaction which is inconsistent with the credit policies as established for the Correspondent.

10. Access to Customer Information
    ------------------------------
The parties agree that FCSI may furnish customer information regarding Correspondent, its operations and affairs as follows:

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 a)  Customer records in possession of FCSI and relating to
     Correspondent may be inspected and copied by any and all of the following entities and/or individuals:

    1) Any officer or employee designated by Correspondent and any officer or employee designated by FCSI; and

    2) Representatives of a governmental agency, exchange, or self-regulatory association which may have jurisdiction over Correspondent and its business practices; and

    3) Any governmental agency or court of competent jurisdiction pursuant to a subpoena or civil investigative demand; and

    4) The authorized representative of any registered "clearing agency", as used in Section 3(a)(23)(A) of the Securities and Exchange Act of 1934.

 b) FCSI will exercise reasonable care to prevent access by persons other than those set forth in this section to information confidential to Correspondent. FCSI further agrees that in no way will this confidential information be used in competition or to the financial or other commercial detriment of the Correspondent.

 c) Correspondent will exercise reasonable care to prevent access by any person not an employee to any material, including but not limited to the terms of this Agreement, provided by FCSI.


11. Access to Corporate Information
    -------------------------------
The parties agree that FCSI may furnish corporate information regarding Correspondent, its operations and affairs as follows:

 a) Corporate records in possession of FCSI and relating to Correspondent may be inspected and copied by any and all of the following entities and/or individuals:

    1)    A designated officer or employee of Correspondent;

    2) Representatives of a governmental agency, exchange, or self-regulatory association with jurisdiction over Correspondent and its business practices;

    3) Any governmental agency or court of competent jurisdiction pursuant to a subpoena or civil investigative demand;

    4) The authorized representative of any registered "clearing agency" as used in Section 3(a)(23)(A) of the Securities and Exchange Act of 1934.

 b) FCSI will exercise reasonable care to prevent access by persons other than those set forth in this section to information confidential to Correspondent. FCSI further agrees that in no way will this confidential information be used in competition to the financial or other commercial detriment of the Correspondent.

 c) Correspondent will exercise reasonable care to prevent access by any person not an employee to any material, including but not limited to the terms of this Agreement, provided by FCSI.

12. Exchange of Financial Information
    ---------------------------------
Correspondent agrees to provide FCSI, and FCSI agrees to provide to Correspondent, with copies of the monthly and quarterly Focus reports within five (5) business days after the due date of the reports.

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13. Interest Charges
    ----------------
Correspondent agrees to pay the interest and/or service charges incurred by FCSI, and not collected directly from the customer, for the following transactions: a) Customer debits delinquent beyond settlement date; b) Draft charges for delivery versus payment accounts; c) Accounts with payment due prior to settlement date.

Unless otherwise provided by law or FCSI policy, the interest charged in the above transactions shall be one quarter (1/4) point over the broker call rate in effect at the time the charges are incurred.

14. Debts, Errors, Lawsuits and Customer Complaints
    -----------------------------------------------
Correspondent, its agents, successors and assigns, will be responsible for, will pay, and will fully indemnify FCSI and hold FCSI harmless from all losses, claims, actions and expenses, including reasonable attorney fees and costs, which are incurred by FCSI and arise by reason of Correspondent's failure to comply with the following:
 a)  the provisions of Paragraph 4 (f) herein;

 b)  the provisions of Paragraph 5 (d) herein;

 c)  the provisions of Paragraph 8 herein;

 d)  the provisions of Exhibit B, attached hereto;

 e) any provision of any applicable law, rule, or regulation or any other provision of this Agreement not specifically set forth in this section;

 f) option and/or margin Agreements executed with FCSI by Correspondent's customers;

 g)  the provisions of Paragraph 9;

 h) Any debit balances in any Correspondent's accounts, including but not limited to, customer or inventory accounts which result from buy-ins, sell-outs, trade cancellations, or any other reason; FCSI will notify Correspondent immediately when any such losses, claims, actions and expenses are accruing or are about to accrue, so that Correspondent may cure, limit or reduce such expenses. FCSI shall in all instances, where possible, seek to mitigate all such losses, claims, actions and expenses.

All customer inquiries and complaints received by FCSI will be forwarded to the Correspondent for disposition. FCSI will respond only to those inquiries and complaints addressing duties or procedures for which FCSI is responsible under this Agreement. Correspondent is responsible for responding to every complaint received, including but not limited to, books or records maintenance, journal entry errors, receipts, disbursements and sales practices.

15. Clearing Charges
    ----------------
Correspondent agrees to fees for execution and clearing services as set forth in Exhibit C attached hereto and incorporated herein by reference to the Agreement.

16. Clearing Deposit
    ----------------
The obligations of the Correspondent under this Agreement shall be secured by a minimum equity deposit with FCSI of $100,000.00.

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17. Trading Activity
    ----------------
Trading activity of the Correspondent shall be secured by an equity deposit equal to the greater of $100,000.00 or 100% of the cost of all securities owned (long) and the margin required of all securities sold but not owned (short). Additionally FCSI reserves the right in its reasonable discretion to increase the required deposit of the Correspondent by the greater of 50% of the aggregate introduced customer cash account trade date debit balances, or 50% of the aggregate introduced customer cash account settlement date debit balances.

18. Commissions
    -----------
Correspondent shall, where appropriate, charge commissions on transactions cleared through FCSI in accordance with the FCSI standard agency commission schedule. Correspondent may at its option substitute its own commission schedule. Trail commissions on mutual funds cleared through FCSI will be credited to the Correspondent, and whenever possible, will be paid directly to Correspondent.


19. Compensation
    ------------
FCSI shall promptly forward to Correspondent a statement of account at the settlement date close of each month setting forth the commissions earned by the Correspondent and any other amounts due the respective parties hereunder.

20. Representations and Warranties
 a)  Correspondent represents and warrants as follows:
    1) Correspondent is and during the term of this Agreement will remain a member in good standing of the National Association of Securities Dealers, Inc.

    2) Correspondent is, and during the term of this Agreement will remain, duly registered or licensed and in good standing as a Broker/Dealer under all applicable federal and state securities laws;

    3) Correspondent shall, concurrent with the execution of this Agreement, provide FCSI with a list of those states in which Correspondent is registered and will update said list from time to time as necessary. Correspondent shall further provide FCSI with its most recent Form B/D;

    4) Correspondent has all requisite authority, whether arising under applicable federal or state laws, rules and regulations or the rules and regulations of any securities exchange or association to which Correspondent is subject, to enter into this Agreement and to retain the services of FCSI in accordance with the terms hereof;

    5) Correspondent is, and during the term of this Agreement will remain, in compliance with (i) the capital and financial reporting requirements of every securities exchange and/or association of which Correspondent is a member, (ii) the capital requirements of the Securities and Exchange Commission and (iii ) the capital requirements of every state in which Correspondent is licensed as a broker/dealer. If Correspondent fails to remain in compliance with such requirements, it will notify FCSI in writing within twenty-four hours of said failure;

    6) Correspondent has a Financial and Operational Principal as required by the By-Laws of the NASD. Correspondent shall notify FCSI in writing within twenty-four hours from the time it fails to comply with this requirement.

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    7)    Correspondent agrees to abide by the procedures in Exhibit B as may be reasonably revised by FCSI from time to time and at FCSI's discretion.

 b)  FCSI represents and warrants as follows:

    1)    FCSI is a member in good standing of the New York Stock
          Exchange, the American Stock Exchange (Associate); and the National Association of Securities Dealers;

    2) FCSI is duly licensed and in good standing as a Broker/Dealer under applicable federal and state securities laws;

    3) FCSI has all requisite authority, whether arising under applicable federal and state laws, rules and regulations or the laws and regulations of any securities exchange to which FCSI is subject, to enter into this Agreement.

    4) The essential equipment, software and hardware, the title of which is owned by FCSI and used for this Agreement, will consistently function in the same manner after December 31, 1999, as they function prior to said date. FCSI has a comprehensive Year 2000 project designed to achieve Y2K readiness. Although FCSI has received certification of Y2K readiness from its vendors and has conducted extensive Y2K testing regarding such vendors, products and services, it cannot warrant the Y2K readiness of same.

21. Exclusivity
    -----------

Subject to the terms and conditions of Section 3.05 of the April 16, 1999, Stock Purchase Agreement for the purchase and sale of the stock of JW Genesis Clearing Corp. (the "SPA"), this Agreement constitutes an exclusive clearing arrangement between the Correspondent and FCSI. During the term of this Agreement, FCSI will be the sole agent for the Correspondent in all transactions for which FCSI is an active clearing broker.

22. Term
    ----
     a) The term of this Agreement shall be ten years beginning on the Closing Date as defined in the SPA, and in accordance with the provisions of Paragraph 23 hereinafter;

     b) Following the term specified in Paragraph 22 a) above this Agreement shall continue in effect thereafter, provided that either FCSI or Correspondent may during such period terminate this Agreement by providing to the other at least 120 days prior written notice of termination.

23. Termination
    -----------
This Agreement shall be terminated upon the following terms:

 a) Notwithstanding the provisions of Paragraph 22 (a) above, this Agreement shall terminate in the event any material representations, warranties, duties, responsibilities or obligations of Correspondent or FCSI, as the case may be, as set forth herein cease to be true or duly performed; provided that the non-performing or breaching party is given notice of such breach or purported breach, and given an opportunity to explain, cure or correct such breach or purported breach to the reasonable

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
     satisfaction of the performing or non-breaching party. If any such material breach is not explained, corrected or cured within a reasonable time, the performing or non-breaching party may immediately terminate this Agreement effective upon written notice thereof to the non-performing or breaching party. Said termination, and payment of any termination fee, shall not be deemed a waiver by the performing or non-breaching party of its legal or equitable remedies for the breach of the above undertakings by the non-performing or breaching party or its right to seek indemnification from the non-performing or breaching party for its failure to perform the said undertakings. FCSI or Correspondent, as the case may be, shall take all reasonable steps to cure all breaches in a timely manner. The termination fee schedule provided in paragraph 23 e) shall apply to any termination under this paragraph 23 a) and will be paid upon termination without regard to the circumstances surrounding the breach.

 b) The Parties agree that if this Agreement is terminated (i) all revenues, costs and expenses incurred by FCSI prior to the date of notice of termination will be paid by Correspondent within five
     (5) days from the date of the event causing the termination or, at FCSI's option, be deducted by FCSI from any monies then owing Correspondent and (ii) such termination, for whatever reason, shall have no effect upon any amounts then due to FCSI under the terms and conditions of the Agreement;

 c) The parties agree that FCSI will be reimbursed for the reasonable automated de-conversion and related termination costs if the Agreement is terminated by Correspondent.

 d) At any time during this Agreement and at the discretion of FCSI, the parties agree that FCSI may terminate this Agreement for any reason upon the serving of 120 days prior written notice.

 e) At any time during this Agreement and at the discretion of Correspondent, the parties agree that Correspondent may terminate this Agreement for any reason upon the serving of 120 days prior written notice and the payment by Correspondent of a termination fee calculated by multiplying the then existing Aggregate Termination Amount by a fraction, the numerator which is (i) the total number of Correspondent's transactions over the twelve months prior to termination and the denominator which is (ii) the total number of transactions over the twelve months prior to termination from all subsidiaries or affiliates of JWGenesis Financial Corp. as defined in the SPA which have not previously terminated (hereinafter, the "Termination Factor").

     Based upon the contract year in which such termination notification is given, the Aggregate Termination Amount shall be as follows:

                             Year of
                           Termination        Aggregate
                           Notification  Termination Amount
                           ============  ==================
                              Year 1         $15,000,000
                              Year 2         $13,500,000
                              Year 3         $12,000,000
                              Year 4         $10,500,000
                              Year 5         $ 9,000,000
                              Year 6         $ 7,500,000
                              Year 7         $ 6,000,000
                              Year 8         $ 4,500,000
                              Year 9         $ 3,000,000
                             Year 10         $ 1,500,000

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
    For purposes of this Section 23, each of the annual Aggregate Termination Amounts in the above schedule shall be reduced by the relevant Termination Factor calculated as a result of any termination pursuant to Section 23 by all subsidiaries or affiliates of JWGenesis Financial Corp. as defined in the SPA and such amounts shall be substituted in the above schedule (the "Then Existing Aggregate Termination Amount"). In the event of more than one termination by any subsidiaries or affiliates of JWGenesis Financial Corp. as defined in the SPA within a twelve month period, the denominators in Section 23 shall reduced by the total number of transactions related to prior terminations occurring within said twelve month period.

    By way of example, assume that JWGenesis Securities, Inc.; GSG Securities, Inc. and Corporate Securities Group, Inc. annually do 190,200; 115,000; and 84,370 trades, respectively. JWGenesis Securities, Inc. elects to terminate its clearing agreement in the middle of Year 1. The termination fee would be $7,320,000 (which is calculated as $15,000,000 multiplied by the Termination Factor of 48.8% which is 190,200 divided by the sum of 190,200 plus 115,000 plus 84,370). As a result, the Aggregate Termination Amount in chart above will be reduced by 48.8% for each year. Accordingly, the adjusted Aggregate Termination Amount for Years 1, 2 and 3 will be $7,680,000; $6,912,000 and $6,144,000, respectively, and would be reduced similarly for years 4 through 10. If GSG Securities, Inc. were to terminate its clearing agreement in the balance of Year 1, it would be subject to a termination fee in the amount of $4,431,360 (which is calculated as $7,680,000 multiplied by the Termination Factor of 57.7% which is 115,000 divided the sum of 115,000 plus 84,370).
    Accordingly, the adjusted Aggregate Termination Amount in the chart above for Years 1, 2, and 3 will be $3,248,640; $2,923,776 and
    $2,598,912, respectively, and would be reduced similarly for years 4 through 10.

 f) At any time during this Agreement, if Correspondent sells all of its business which is subject to this Agreement, Correspondent shall pay to FCSI a termination fee calculated by multiplying the Then Existing Aggregate Termination Amount by a fraction, the numerator which is (i) the total number of Correspondent's transactions processed by FCSI over the prior twelve months and the denominator which is (ii) the total number of transactions processed by FCSI over the prior twelve months from all subsidiaries or affiliates of JWGenesis Financial Corp. as defined in the SPA (hereinafter, the "Termination Factor"); provided, however, that no termination fee shall be due to FCSI if FCSI consents to the sale and if the sale does not directly result in a loss of transactional revenue to FCSI. Such consent shall not unreasonably be withheld and in the event of a direct loss of transactional revenue to FCSI, for purposes of determining the termination fee pursuant this paragraph 23 (f), the numerator above shall only consist of those transactions lost as a direct result of the sale.

 g) At any time during this Agreement, if Correspondent sells any part of its business which is subject to this Agreement, Correspondent shall pay to FCSI a termination fee calculated by multiplying the Then Existing Aggregate Termination Amount by a fraction, the numerator which is (i) the total number of Correspondent's transactions processed by FCSI over the prior twelve months which were caused by the portion of Correspondent's business being sold, and the denominator which is (ii) the total number of transactions processed by FCSI over the prior twelve from all subsidiaries or affiliates of JWGenesis Financial Corp.

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
    as defined in the SPA (hereinafter, the "Termination Factor"); provided, however, that no termination fee shall be due to FCSI if FCSI consents to the sale and if the sale does not directly result in a loss of transactional revenue to FCSI. Such consent shall not unreasonably be withheld and in the event of a direct loss of transactional revenue to FCSI, for purposes of determining the termination fee pursuant this paragraph, 23 (f), the numerator above shall only consist of those transactions lost as a direct result of the sale.

    In addition, if Correspondent acquires all or part of a broker-dealer ("Relevant Acquisition"), and divests itself of the same within two years of the date of the closing of the Relevant Acquisition, Correspondent shall not be required to pay any termination fee, or proportionate part of a termination fee, under this paragraph 23 g) related to the divestment of the Relevant Aquisition.

 h) FCSI and Correspondent agree that if, within three years of the date on which this Agreement is signed, FCSI is acquired by a financial services company which has at least fifty percent of its revenues derived from the retail securities brokerage business, Correspondent will have an option to terminate all or part of the business covered by this Agreement by providing 30 days prior written notice to FCSI and by paying the termination fee in accordance with 23 e) or 23 f) or 23 g) above, as applicable, discounted in such applicable case by a factor of twenty-five percent.

24. Arbitration
    -----------
All disputes arising hereunder or related hereto shall be arbitrated by the NASD

25. Notice
    ------
For the purpose of providing notice hereunder, said notice shall be deemed provided when placed in the United States mail, postage prepaid and addressed as follows:

                        Fiserv Correspondent Services, Inc.
                        1125 17th Street,
                        Suite 1700
                        Denver, Colorado  80202
                        Attn: President
                                  and

                        [Name of Correspondent]
                        980 N. Federal Highway
                        Boca Raton, FL  33432
                        Attn: President

26. Miscellaneous
    -------------
This Agreement shall be construed in accordance with the laws of the State of Colorado. Headings are included solely for convenience and are neither to be considered as part of this Agreement nor intended to be accurate descriptions of the covenants hereof.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns and transfers of every kind. Fiserv Correspondent Services, Inc. reserves the right to assign this Agreement to its successor corporation at its discretion.

If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws effective during the term hereof, then it is the intention of the Parties that the remainder of this Agreement shall not be affected hereby, and it is also the intention of the Parties that in lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable as may be possible and be legal, valid and enforceable.

Notwithstanding anything to the contrary contained herein, FCSI's liability under this Agreement shall be limited to the total proceeds of the transactions from which the liability arises.

                          SIGNATURES & SEALS
                          ------------------

This Agreement constitutes the entire Agreement of the Parties and may not be changed terminated or discharged orally.

      DATED: _____________________          DATED: _____________________


     FISERV CORRESPONDENT SERVICES, INC.,    _____________________________)
         A COLORADO CORPORATION              Correspondent, a _______
                                             Corporation


     BY: ________________________________    BY:  ____________________________
             APPROPRIATE SIGNATURE                   APPROPRIATE SIGNATURE

     ATTEST: ____________________________    ATTEST: _________________________


                      SECRETARY                            SECRETARY


                      (SEAL)                                 (SEAL)




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